Exhibit 10.2

PROMISSORY NOTE

$2,200,000.00 (U.S.)                                                                                                             Denver, Colorado
               December 4, 2009

For value received, the undersigned, RECOVERY ENERGY INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of EDWARD MIKE DAVIS, L.L.C., a Nevada limited liability company (“Lender”), at 200 Rancho Circle, Las Vegas, Nevada  89107, or at any other place designated at any time by the holder hereof, by bank wire transfer to the account of Edward Mike Davis, L.L.C., Account No. 4961570002, at the Bank of America, P.O. Box 98600, Las Vegas, Nevada 89193, telephone number 866-214-6822, Bank Routing Number 026009593, the principal sum of TWO MILLION AND TWO HUNDRED THOUSAND DOLLARS ($2,200,000.00), together with interest on the principal amount hereunder from December 18, 2009 until this Note is fully paid at a rate equal to the prime plus two percent, as established by Bank of America in Las Vegas, Nevada (computed based on a 360 day year) but in no event greater than the maximum lawful rate permitted by applicable law (the “Interest Rate”).

The principal hereof and interest accruing thereon shall be due and payable in full in the legal currency of the United States of America on December 18, 2009 (the “Loan Maturity Date”).  This Note may be prepaid.

This Note is issued in connection with the acquisition by the Borrower of oil and gas interests in Colorado and Nebraska on or about the date hereof.  This Note is subject to and is payable in accordance with the terms of that certain Purchase and Sale Agreement dated effective December 1, 2009, by and between Borrower and Lender.

This Note is secured, among other things, by that certain Mortgage, Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, and may now or hereafter be secured by one or more other security agreements, pledges, assignments, agreements or other instruments.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

RECOVERY ENERGY INC.

By:  /s/ Jeffrey A. Beunier___________________
  Jeffrey A. Beunier, President